SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of __________ __, 20__, by and among MVC Capital, Inc., a Delaware corporation, with principal executive offices located at 287 Bowman Avenue, 2nd Floor, Purchase, New York 10577 (the “Company”), and each investor identified on the signature pages hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.           The Company and the Buyers desire to enter into this transaction to purchase the Notes (as defined below) pursuant to the Registration Statement (as defined below) which has been declared effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”), by the United States Securities and Exchange Commission (the “SEC”).

B.           The Company has authorized the issuance of 7.25% Senior Notes due 2023 of the Company, in the form attached hereto as Exhibit A.

C.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, at the Closing (as defined below) the principal amount of the 7.25% Senior Notes due 2023 set forth below such Buyer’s name in row (3) on the Buyer’s signature page (collectively, the “Notes”).

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES.

(a)           Purchase of Notes; Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company (the completion of which, the “Closing”) on the Closing Date (as defined below), Notes in the principal amount set forth below such Buyer’s name in row (3) on the Buyer’s signature page.

(b)           Purchase Price.  The purchase price for the Notes to be purchased by each such Buyer at the Closing (the “Purchase Price”) shall be the amount set forth below each Buyer’s name in row (4) on the Buyer’s signature page.

(c)           Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on May 7, 2013 (or such other date as is specified by the Company, subject to Section 8 of this Agreement), subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of MVC Capital, Inc., 287 Bowman Avenue, 2nd Floor, Purchase, New York 10577.

(d)           Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price to the Company for the Notes to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds in accordance with the wire instructions provided by or on behalf of the Company and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer may reasonably request) which such Buyer is purchasing hereunder duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(e)           Manner of Settlement. The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company (“DTC”) or its nominee.  Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

(f)           Effectiveness of Obligations.  Notwithstanding anything herein to the contrary, no offer by any Buyer to purchase the Notes will be accepted and no part of the Purchase Price will be delivered to the Company until such Buyer has been provided the Disclosure Package (as defined below) and the Company has accepted such offer by countersigning a copy of this Agreement; any such offer may be withdrawn or revoked without obligation or commitment of any kind, at any time prior to the Company (or any of its agents on behalf of the Company) sending (orally, in writing or by electronic mail or other electronic means) notice of its acceptance of such offer. An offer to buy or indication of interest will involve no obligation or commitment of any kind until such Buyer has been provided the Disclosure Package and this Agreement is accepted and countersigned by or on behalf of the Company.

(g)           Expenses.  Each of the parties agrees to pay its own expenses incident to this Agreement and the performance of its obligations hereunder.

2.         BUYER’S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that:

(a)           Organization; Authority.  Each Buyer that is not a natural person is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Buyer.  This Agreement has been duly executed and delivered by such Buyer, and constitutes the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)           No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of each Buyer that is not a natural person or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.  Since the date on which such Buyer was first informed about the offering of the Notes, such Buyer has not disclosed any information regarding the offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any short sales involving the Company’s securities).  Such Buyer covenants that it will not engage in any purchases or sales involving the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company.  Such Buyer agrees that it will not use any of the Notes acquired pursuant to this Agreement to cover any short position if doing so would be in violation of applicable securities laws.

(c)           No Distribution.  Such Buyer is not an underwriter, as defined in Section 2(a)(11) of the Securities Act, with respect to the Notes.

(d)           Sophisticated Investor.  Such Buyer is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Notes, including investments in securities issued by the Company and investments in comparable companies.  Such Buyer understands that nothing in this Agreement or any other materials made available to such Buyer in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice.  Such Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Notes.

(e)           Disclosure Package.  In connection with its decision to purchase the Notes, such Buyer has relied only upon and read the base prospectus contained in the Registration Statement, the prospectus supplement relating to the Notes forming part of the Registration Statement, the Company’s other filings with the SEC incorporated by reference therein and the representations and warranties of the Company contained herein (the “Disclosure Package”).  Further, such Buyer acknowledges that such materials had been made available to such Buyer before this Agreement (or any contractual obligation of such Buyer to purchase the Notes) was deemed to be effective.

(f)           Residency.  Such Buyer is a resident of the jurisdiction specified under its address on the Buyer’s signature page.

3.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to each of the Buyers that:

(a)           Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and carry on its business as presently conducted.  The Company and each of its subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Company and such subsidiaries taken as a whole.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Notes in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, have been duly authorized by the Company’s Board of Directors.  This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           No Conflicts.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company or any of its subsidiaries, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

4.         COVENANTS.  Each Buyer shall timely use its best efforts to satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement.

5.         REGISTER. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes), a register for the Notes in which the Company shall record the name and address of the person in whose name the Notes have been issued (including the name and address of each transferee) and the principal amount of Notes held by such person.

6.         CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a)           Closing.  The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; such conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)           Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)          Such Buyer shall have delivered to the Company the Purchase Price for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by or on behalf of the Company.

(iii)          The representations and warranties of such Buyer shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv)          No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.         CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a)        Closing.  The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; such conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(i)           The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Buyer.

(ii)          The representations and warranties of the Company shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii)          A “shelf” registration statement on Form N-2 (File No. 333-184803) (the “Registration Statement”) with respect to the Notes has been filed with the SEC and shall be effective and available for the issuance and sale of the Notes hereunder, and the Company shall have provided to such Buyer the Disclosure Package.

(iv)          No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8.         TERMINATION.

(a)           In the event that the Closing shall not have occurred with respect to a Buyer on or before ten (10) business days from the date set forth in Section 1(c) of this Agreement, such Buyer shall have the option to terminate this Agreement with respect to such Buyer at any time following the close of business on the last day of such period without liability of any party to any other party.  A Buyer shall not be entitled to interest on any funds delivered to the Company or its agents in connection with any subscription.

(b)           The Company shall have the option to terminate this Agreement with respect to any Buyer at any time prior to the consummation of the Closing without liability of any party to any other party.

(c)           Notwithstanding the foregoing paragraphs (a) and (b), if this Agreement is terminated because of the breach of this Agreement by any party, the terminating party’s rights to pursue all remedies at law or in equity against the breaching party will survive such termination unimpaired.

9.         MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended, modified or waived other than by an instrument in writing signed by the Company and each affected Buyer, and any amendment, modification or waiver to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on such Buyers and holders of Notes as applicable.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)         Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

MVC Capital, Inc.
287 Bowman Avenue, 2nd Floor
Purchase, New York 10577
Telephone:	(914) 701-0310
Facsimile:	(914) 701-0315
Attention:	Jaclyn Shapiro-Rothchild

with a copy (for informational purposes only) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Telephone:	(212) 715-9522
Facsimile:	(212) 715-8000
Attention:	George M. Silfen, Esq.

If to a Buyer, to its address and facsimile number set forth on the Buyer’s signature page, with copies to such Buyer’s representatives as set forth on the Buyer’s signature page, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) business days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer.  No Buyer may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

(h)         No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)         Survival.  The representations, warranties and covenants of the Company and the Buyers contained in this Agreement shall survive Closing.

(j)         Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)        No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)         Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.  The Company acknowledges and each Buyer represents that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.  Each Buyer’s obligations are not conditioned on the purchase by any or all of the other Buyers of the Notes.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Subscription Agreement to be duly executed as of the date first written above.

COMPANY:

MVC CAPITAL, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Subscription Agreement to be duly executed as of the date first written above.  (Each such Buyer must complete the Buyer Information Table below in addition to executing this signature page.)

BUYER:

NAME OF BUYER:

By:
Name:
Title:

BUYER INFORMATION
(1)	Telephone and Facsimile Numbers:

(2)	Address:

(3)	Principal Amount of Notes:

(4)	Purchase Price (including accrued interest from April 15, 2013):

(5)	Legal Representative’s Contact Information (if applicable):

EXHIBIT A

Form of Notes

Exhibit A-1

This Security is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than The Depository Trust Company or a nominee thereof, except in the limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment and such certificate issued in exchange for this certificate is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful, as the registered owner hereof, Cede & Co., has an interest herein.

MVC Capital, Inc.

No. A-2	$ [●]
CUSIP No. 553829 201 ISIN No. US5538292013

7.25% Senior Notes due 2023

MVC Capital, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [●] (U.S. $[●]) on January 15, 2023, and to pay interest thereon from February 26, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly January 15, April 15, July 15 and October 15 in each year, commencing April 15, 2013, at the rate of 7.25% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be January 1, April 1, July 1 and October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in Boston, Massachusetts in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-2

In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated:

MVC CAPITAL, INC.

By:
Name:
Title:

Exhibit A-3

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exhibit A-4

MVC Capital, Inc.

7.25% Senior Notes due 2023

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 26, 2013 (herein called the “Base Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the First Supplemental Indenture, dated as of February 26, 2013, by and between the Company and the Trustee (herein called the “First Supplemental Indenture,” the First Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”). In the event of any conflict between the Base Indenture and the First Supplemental Indenture, the First Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[●].  Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities. Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after April 15, 2016, at a redemption price of 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Investment Company Act, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable.

If the Company elects to redeem only a portion of the Securities, the Trustee or DTC, as applicable, will determine the method for selecting the particular Securities to be redeemed, in accordance with the Indenture, and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed and the Investment Company Act, and the rules and regulations promulgated thereunder, to the extent applicable. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption.

Holders of Securities do not have the option to have the Securities repaid prior to January 15, 2023.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

Exhibit A-5

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, other than an Event of Default referred to in Section 5.01(v) or Section 5.01(vi) of the Indenture with respect to the Company, with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein. If an Event of Default referred to in Section 5.01(v) or Section 5.01(vi) of the Indenture with respect to the Company has occurred, the entire principal amount of all the Notes will automatically become due and immediately payable.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

 No service charge shall be made for any such registration of transfer or exchange, but the Company, Trustee, or Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Security Registrar, and any agent of the Company, the Trustee, or the Security Registrar may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Security Registrar, nor any such agent shall be affected by notice to the contrary.

Exhibit A-6

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

Exhibit A-7